Exhibit 99.2

FOR IMMEDIATE RELEASE
Minneapolis, MN – January 29, 2026

Nuwellis Enters into Definitive Agreement to Acquire Rendiatech, Advancing Its Cardiorenal Portfolio Strategy

Transaction positions Nuwellis to expand into real-time kidney function monitoring and strengthen its long-term cardiorenal platform, subject to customary closing conditions.

MINNEAPOLIS, MN – January 29, 2026 – Nuwellis, Inc. (Nasdaq: NUWE), a medical technology company focused on advancing precision cardiorenal care in critical care settings, today announced that it has entered into a Securities Purchase Agreement to acquire all of the issued and outstanding capital stock of Rendiatech Ltd., an Israeli-based medical technology company focused on automated kidney function monitoring. The transaction is expected to close following the satisfaction of customary closing conditions.

The Rendiatech securities purchase agreement represents a strategic expansion of Nuwellis’ portfolio beyond therapeutic fluid management into real-time renal diagnostics, reinforcing the company’s long-term vision to commercialize differentiated cardiorenal offerings that support earlier detection of kidney stress and more informed clinical decision-making in high-acuity care settings.

Rendiatech’s Clarity™ system is designed to provide automated, continuous renal monitoring through precise urine-output measurement, replacing manual collection and intermittent readings. Upon closing, Nuwellis expects that the addition of this technology will establish a foundation for future expansion into advanced urine-based analytics and broader kidney function assessment.

“This agreement represents an important step in advancing our cardiorenal strategy,” said John Erb, Chief Executive Officer of Nuwellis. “By entering into this transaction, we are positioning the company to extend our capabilities beyond therapeutic fluid removal and into real-time renal monitoring, which we believe is a natural and complementary evolution of our portfolio.”

Upon completion of the transaction, Nuwellis expects to leverage its existing commercial infrastructure, clinical relationships, and critical care expertise to support the integration and future development of Rendiatech’s technology, without the need to establish new sales channels.

The transaction has been approved by the boards of directors of both companies and is subject to customary closing conditions. Additional details regarding the Securities Purchase Agreement are included in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Nuwellis Nuwellis, Inc. (Nasdaq: NUWE) is a medical technology company advancing precision fluid management technologies across the cardiorenal continuum. The Company develops solutions designed to support patient care through monitoring, therapy, and data-informed clinical decision-making across acute and chronic care settings. Nuwellis’ portfolio includes commercially available and development-stage technologies addressing complex cardiorenal conditions, with a focus on safety, precision, and scalability across patient populations.

Nuwellis is headquartered in Minneapolis, Minnesota. For more information, visit www.nuwellis.com or follow the Company on LinkedIn and X.

About the Aquadex SmartFlow® System The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

About the Clarity System ClarityRMS™ and ClarityPRIME™ are automated urine-monitoring systems designed to provide real-time urine output data, with a development roadmap toward expanded urine-based analytics to support clinical decision-making in hospital and critical care environments.

Forward-Looking Statements Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the new market opportunities and anticipated growth in 2026 and beyond. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

For further information, please contact:

Investor Relations:
ir@nuwellis.com

Media Contact:
Leah McMullen
Director of Communications
Leah.mcmullen@nuwellis.com